Exhibit 4.1

FIRSTENERGY PENNSYLVANIA ELECTRIC COMPANY

TO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

Indenture

(For Unsecured Debt Securities)

Dated as of March 19, 2026

TABLE OF CONTENTS1

[1]	Note: This table of contents shall not, for any purpose, be deemed to be part of the Indenture.

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FIRSTENERGY PENNSYLVANIA ELECTRIC COMPANY

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture (For Unsecured Debt Securities), dated as of March 19, 2026

Trust Indenture Act Section		Indenture Section

§310	(a)(1)	9.09
	(a)(2)	9.09
	(a)(3)	9.14
	(a)(4)	Not Applicable
	(b)	9.08
		9.10
§311	(a)	9.13
	(b)	9.13
	(c)	9.13
§312	(a)	10.01
	(b)	10.01
	(c)	10.01
§313	(a)	10.02
	(b)	10.02
	(c)	10.02
§314	(a)	10.02
	(a)(4)	6.06
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
§315	(a)	9.01
		9.03
	(b)	9.02
	(c)	9.01
	(d)	9.01
	(e)	8.14
§316	(a)	8.12
		8.13
	(a)(1)(A)	8.02
		8.12
	(a)(1)(B)	8.13
	(a)(2)	Not Applicable
	(b)	8.08
§317	(a)(1)	8.03
	(a)(2)	8.04
	(b)	6.03
§318	(a)	1.07

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INDENTURE (FOR UNSECURED DEBT SECURITIES), dated as of March 19, 2026 between FIRSTENERGY PENNSYLVANIA ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Company”), having its principal office at 800 Cabin Hill Drive, Greensburg, PA 15601, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”).

RECITAL OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), in an unlimited aggregate principal amount to be issued in one or more series as contemplated herein; and all acts necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been performed.

For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article One of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture; provided, however, that in determining generally accepted accounting principles applicable to the Company, the Company shall, to the extent required, conform to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;

(d) any reference herein to an “Article” or “Section” refers to an “Article” or “Section”, as the case may be, of this Indenture; and

(e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Nine, are defined in that Article.

“Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any party authorized to make calculations of amounts due under a Security for interest or principal or any other financial institution that is authorized to record amounts with respect to any series of Securities.

“Authenticating Agent” means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee pursuant to Section 9.15 to act on behalf of the Trustee to authenticate one or more series of Securities or Tranche thereof.

“Authorized Executive Officer” means the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board, the President, any Vice President (whether or not his or her title includes a modifier such as “Executive”, “Senior” or the like), the Treasurer, any Assistant Treasurer, the Corporate Secretary, any Assistant Corporate Secretary or any other officer or agent of the Company designated in an Officer’s Certificate delivered to the Trustee to be an Authorized Executive Officer.

“Board of Directors” means either the board of directors of the Company, or any committee of the board duly authorized to act in respect of matters relating to this Indenture, or the equivalent governing body of the Company, or any committee, corporation, individual or group of individuals duly authorized to act in respect of matters relating to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which the Corporate Trust Office of the Trustee or banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 3.01.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the date of execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Authorized Executive Officer and delivered to the Trustee.

“Corporate Trust Office” means an office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution and delivery of this instrument is located at 6000 Lombardo Center, 1st Floor, Cleveland, Ohio 44131 , Attention: Earl T. Hunt.

“Corporation” means a corporation, association, company, limited liability company, partnership, joint stock company or business or statutory trust, or other business entity, and references to “corporate” and other derivations of “corporation” herein shall be deemed to include appropriate derivations of such entities.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of a Global Security, The Depository Trust Company, or such other Person designated as Depositary by the Company pursuant to Section 3.01, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.02.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor thereto.

“Eligible Obligations” means:

(a) with respect to Securities denominated in Dollars, Government Obligations; or

(b) with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities, as contemplated by Section 3.01.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, as in force at the date as of which this Indenture was executed; provided, however, that in the event the Securities Exchange Act of 1934 is amended after such date, “Exchange Act” means, to the extent required by any such amendment, the Securities Exchange Act of 1934 as so amended.

“Global Securities” means Securities in global form.

“Government Obligations” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States and entitled to the benefit of the full faith and credit thereof; and

(b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the Trustee or any Paying Agent) subject to Federal or state supervision or examination with a combined capital and surplus of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any of the foregoing, or any department, agency, authority or other instrumentality of any of the foregoing.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” has the meaning specified in Section 6.08.

“Indenture” means this instrument as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of a particular series of Securities established as contemplated by Section 3.01.

“Interest” with respect to a Discount Security only, means interest, if any, borne by such Security at a Stated Interest Rate.

“Interest Payment Date” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon redemption, or otherwise.

“Officer’s Certificate” means a certificate signed by an Authorized Executive Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, or other counsel acceptable to the Trustee.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore paid, redeemed, canceled or delivered to the Security Registrar for cancellation;

(b) Securities deemed to have been paid in accordance with Section 7.01; and

(c) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a protected purchaser or purchasers, as this term is defined in the Uniform Commercial Code of the State of New York as in effect on the date of the execution and delivery of this Indenture, in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,

(x) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Securities Outstanding under this Indenture, or (except for the purposes of actions to be taken by Holders of (i) more than one series voting as a class under Section 8.12 or (ii) more than one series or more than one

Tranche, as the case may be, voting as a class under Section 12.02) all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; and

(y) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.02;

provided, further, that, in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended, and signed into law October 26, 2001.

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of, and premium, if any, or interest, if any, on any Securities on behalf of the Company.

“Periodic Offering” means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity of whatever nature.

“Place of Payment”, when used with respect to the Securities of any series, or any Tranche thereof, means U.S. Bank Corporate Trust Services, 111 Fillmore Ave. East, St. Paul, MN 55107 or such other place or places, specified as contemplated by Section 3.01, at which, subject to Section 6.02, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Property” means (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable in accordance with generally accepted accounting principles. “Property” does not include, among other things: contracts, leases, and other agreements; contract rights, bills, notes and other instruments; revenues, income and earnings, accounts, accounts receivable and unbilled revenues, claims, credits, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances; or intellectual property rights and other general intangibles.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” means any Security established pursuant to Section 2.01 which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Required Currency” has the meaning specified in Section 3.11.

“Responsible Officer”, when used with respect to the Trustee, means any Vice President, Assistant Vice President, any Assistant Treasurer or other officer of the Trustee within the Corporate Trust Division of the Trustee (or any successor such division or unit) in each case located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture, and for the purposes of Sections 9.01(c) and 9.02 shall also include any other officer of the Trustee to whom a matter arising under this Indenture has been referred by such Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

“Sale/Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which any Property is sold by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on a Security shall be made without regard to the effective interest cost to the Company of such Security and without regard to the Stated Interest Rate on, or the effective cost to the Company of, any other indebtedness in respect of which the Company’s obligations are evidenced or secured in whole or in part by such Security.

“Stated Maturity”, when used with respect to any Security or any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated in such Security to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Subsidiary” means a corporation more than 50% of the outstanding voting stock or other voting interest of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Tangible Assets” means the amount shown as total assets on the Company’s balance sheet, including regulatory assets carried as an asset on the Company’s balance sheet, less intangible assets (other than such regulatory assets) including, without limitation, such items as goodwill, trademarks, trade names and patents.

“Tranche” means a group of Securities which (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.

“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939, or any successor statute, as in effect at such time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“United States” means the United States of America, its Territories, its possessions and other areas subject to its political jurisdiction.

Section 1.02 Compliance Certificates and Opinions. Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, if requested by the

Trustee, furnish to the Trustee an Officer’s Certificate stating that, or stating in the opinion of the signer thereof that, all conditions precedent, if any, provided for in this Indenture relating to the proposed action (including any covenants compliance with which constitutes a condition precedent) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion are based are erroneous.

Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Thirteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 9.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 13.06.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f) Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

(g) If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of the record date. Any such Act, given as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to such Act remain Holders after such record date and whether or not the Securities held by such Holders remain Outstanding after such record date.

Section 1.05 Notices, etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered personally to an officer or other responsible employee of the addressee at the applicable location set forth below or at such other location as such party may from time to time designate by written notice, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate by written notice, or transmitted by certified or registered mail, charges prepaid, to the applicable address set forth below or to such other address as either party hereto may from time to time designate by written notice:

If to the Trustee, to:

U.S. Bank Trust Company, National Association

6000 Lombardo Center, 1st Floor

Cleveland, Ohio 44131

Attention: Earl T. Hunt

Telephone: (216) 623-5976

Email: earl.hunt@usbank.com

If to the Company, to:

FirstEnergy Pennsylvania Electric Company

800 Cabin Hill Drive,

Greensburg, Pennsylvania 15601

Attention: Vice President and Treasurer

Telephone: (330) 384-5252

Telecopy: (330) 384-3722

Email: grp-treasurycompliance@firstenergycorp.com

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, including, but not limited to, Portable Document Format (.pdf) on the date of receipt, and if transmitted by certified or registered mail, on the date of receipt.

Section 1.06 Notice to Holders of Securities: Waiver. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, and except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, or submitted to the Depositary in accordance with the Depositary’s procedures, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07 Conflict with Trust Indenture Act. The Trust Indenture Act is not incorporated by reference in this Indenture (except as explicitly provided herein with respect to particular provisions of the Trust Indenture Act).

Section 1.08 Effect of Headings and Table of Contents. The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09 Successors and Assigns. All covenants and agreements in this Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 1.10 Severability Clause. In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture. Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, and the Holders of any Outstanding Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute) except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

Section 1.13 Legal Holidays. Unless otherwise provided with respect to a series of Securities as contemplated in Section 3.01(u), in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in Securities of any series, or any Tranche thereof, or in an indenture supplemental hereto, or in the Board Resolution or Officer’s Certificate which establishes the terms of the Securities of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment, with the same force and effect, and in the same amount, as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest (or Interest, as applicable) shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

Section 1.14 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWO

SECURITY FORMS

Section 2.01 Forms Generally. The definitive Securities of each series shall be in substantially the form or forms thereof established in the indenture supplemental hereto establishing such series or in a Board Resolution establishing such series, or in an Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities. If the form or forms of Securities of any series are established in a Board Resolution or in an Officer’s Certificate pursuant to a Board Resolution, such Board Resolution and Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

Securities of each series shall be issuable in registered form without coupons. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

Section 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated:

as Trustee

By:
Authorized Signatory

Section 2.03 Securities in Global Form. If any Security of a series is issuable in global form, as specified as contemplated by Section 3.01, then, notwithstanding clause (i) of Section 3.01 and the provisions of Section 3.02, such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Security or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form, after its initial issuance, shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

Any Security issued in global form shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

ARTICLE THREE

THE SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series, and one or more Tranches of any series. Subject to the last paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer’s Certificate (which need not comply with Section 1.02) pursuant to a supplemental indenture or a Board Resolution:

(a) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);

(b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.05, 3.06, 4.06 or 12.06 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the Person or Persons (without specific identification) to whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;

(d) the date or dates on which the principal of the Securities of such series, or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

(e) the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; the right of the Company, if any, to extend the interest payment periods and the duration of any such extension as contemplated by Section 3.12; and the basis of computation of interest, if other than as provided in Section 3.10;

(f) the place or places at which or methods by which (1) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (2) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (3) exchanges of Securities of such series, or any Tranche thereof, may be effected and (4) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar and any Paying

Agent or Paying Agents for such series or Tranche; and if such is the case, that the principal of such Securities shall be payable without presentment or surrender thereof;

(g) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company and any restrictions on such redemptions, including but not limited to a restriction on a partial redemption by the Company of the Securities of any series, or any Tranche thereof, resulting in delisting of such Securities from any national exchange, or such interdealer quotation system or self-regulatory organization upon which Securities are listed or traded;

(h) the obligation or obligations, if any, of the Company to redeem or purchase or repay the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 4.04 in the case of mandatory redemption or redemption or repayment at the option of the Holder;

(i) the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(j) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars) and the manner in which the equivalent of the principal amount thereof in Dollars is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time;

(k) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which and the terms and conditions upon which, such election may be made;

(l) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

(m) if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined to the extent not established pursuant to clause (e) of this paragraph;

(n) if other than the entire principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 8.02;

(o) any Events of Default, in addition to those specified in Section 8.01, or any exceptions to those specified in Section 8.01 with respect to the Securities of such series, and any covenants of the Company for the benefit of the Holders of the Securities of such series, or any Tranche thereof, in addition to those set forth in Article Six, or any exceptions to those set forth in Article Six;

(p) the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(q) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Sections 7.01 and 7.02;

(r) whether the Securities of such series, or any Tranche thereof, shall be issued in whole or in part in the form of a Global Security or Securities and, in such case, the Depositary for such Global Security or Securities, whether such global form shall be permanent or temporary and, if so, whether beneficial owners of interests in any such permanent Global Security may exchange such interests for Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in this Article Three;

(s) if the Securities of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form, (iii) the Depositary for such Global Security and (iv) any and all other matters incidental to such Securities;

(t) to the extent not established pursuant to clause (s) of this paragraph, any limitations on the rights of the Holders of the Securities of such series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

(u) any exceptions to Section 1.13, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof;

(v) any collateral security, assurance or guarantee for the Securities of such series;

(w) any non-applicability of Section 6.08 to the Securities of such series or any exceptions or modifications of Section 6.08 with respect to the Securities of such series;

(x) any rights or duties of another Person to assume the obligations of the Company with respect to the Securities of such series (whether as joint obligor, primary obligor, secondary obligor or substitute obligor) and any rights or duties to discharge and release any obligor with respect to the Securities of such series or the Indenture to the extent related to such series; and

(y) any other terms of the Securities of such series, or any Tranche thereof, not inconsistent with the provisions of this Indenture, including, without limitation, any terms required for or appropriate to (i) establishing one or more series of medium-term notes to be issued in a Periodic Offering or (ii) providing for the remarketing of the Securities of such series.

With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by the clause (b) of Section 3.03.

Unless otherwise provided with respect to a series of Securities as contemplated in Section 3.01(b), the aggregate principal amount of a series of securities may be increased and additional Securities of such series may be issued, without consent of the Holders of such series, up to the maximum aggregate principal amount authorized with respect to such series as increased.

Section 3.02 Denominations. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 3.03 Execution, Authentication, Delivery and Dating. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, the Securities shall be executed on behalf of the Company by an Authorized Executive Officer. The signature of any or all of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Executive Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

The Trustee shall authenticate and deliver Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of

(a) the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 2.01 and 3.01;

(b) a Company Order requesting the authentication and delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Sections 2.01 and 3.01, either (i) establishing such terms or (ii) in the case of Securities of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide, to the extent acceptable to the Trustee, for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments delivered pursuant to clause (a) above;

(c) the Securities of such series, executed on behalf of the Company by an Authorized Executive Officer;

(d) an Opinion of Counsel to the effect that:

(i) the form or forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

(ii) the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

(iii) such Securities, when authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by this Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether considered in a proceeding in equity or at law) and by an implied covenant of good faith, fair dealing and reasonableness;

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be provided with such Opinion of Counsel only once at or prior to the time of the first authentication of such Securities (provided that such Opinion of Counsel addresses the authentication and delivery of all Securities of such series) and that in lieu of the opinions described in clauses (ii) and (iii) above Counsel may opine that:

(x) when the terms of such Securities shall have been established pursuant to a Company Order or Orders or pursuant to such procedures (acceptable to the Trustee) as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

(y) such Securities, when authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by this Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether considered in a proceeding in equity or at law) and by an implied covenant of good faith, fair dealing and reasonableness.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form, terms thereof and the legality, validity, binding effect and enforceability thereof, and compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion of Counsel and other documents delivered pursuant to Sections 2.01 and 3.01 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until such opinion or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company.

If the form or terms of the Securities of any series have been established by or pursuant to a Board Resolution or an Officer’s Certificate as permitted by Sections 2.01 or 3.01, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will materially or adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Depositary designated pursuant to Section 3.01 for a Global Security must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of its authentication.

Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, and the Company shall deliver such Security to the Security Registrar for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

Section 3.04 Temporary Securities. Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

Unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, after the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Securities of such series or Tranche upon surrender of such temporary Securities at the Place of Payment, or any office or agency of the Company maintained pursuant to Section 6.02 for such Securities. Upon such surrender of temporary Securities for such exchange, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series and Tranche of authorized denominations and of like tenor and aggregate principal amount.

Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.

Section 3.05 Registration, Registration of Transfer and Exchange. The Company shall cause to be kept in the Place of Payment or each office designated pursuant to Section 6.02, with respect to the Securities of each series, as applicable, a register (all registers kept in accordance with this Section being collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series, or any Tranche thereof, and the registration of transfer thereof. The Company shall designate one Person to maintain the Security Register for the Securities of each series on a consolidated basis, and such Person is referred to herein, with respect to such series, as the “Security Registrar.” Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Securities of one or more series shall be maintained, and the Company may designate itself the Security Registrar with respect to one or more of such series. The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, upon surrender for registration of transfer of any Security of such series or Tranche at the Place of Payment or any office or agency of the Company maintained pursuant to Section 6.02 for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche may be exchanged at the option of the Holder, for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Notwithstanding any other provision of this Indenture, unless and until it is exchanged in whole or in part for Registered Securities in definitive form, a Global Security representing all or a portion of the Registered Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary of such series or a nominee of such successor Depositary.

If at any time the Depositary for Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03, the Company shall appoint a successor Depositary with respect to the Securities for such series. If (i) a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, or (ii) an Event of Default under Section 8.01 hereof has occurred and is continuing with respect to the Securities of such series and the Holders of at least 25% in principal amount of the Outstanding Securities of such series so requests, the Company’s election pursuant to Section 3.01 shall no longer be effective with respect to the Securities for such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form or such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and, upon receipt of the Company Order, the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (ii) to such Depositary a new Global Security of like tenor and terms in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders hereof.

Upon the exchange of a Global Security for Securities in definitive form representing the aggregate principal amount of such Global Security, such Global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

Every Security presented or surrendered for registration of transfer or for exchange shall bear a restricted securities legend, if applicable, and shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise specified as contemplated by Section 3.01 with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 4.06 or 12.06 not involving any transfer. The Trustee shall not be responsible for payment of any such tax or governmental charge.

The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Securities of any series, or any Tranche thereof, during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the Securities of such series or Tranche called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (c) any Security during the 15 days before an Interest Payment Date.

Section 3.06 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, as this term is defined in the Uniform Commercial Code of New York as in effect on the date of the execution and delivery of this Indenture, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07 Payment of Interest, Interest Rights Preserved. Unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Subject to Section 3.12, any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company, of such Special Record Date and, in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date.

(b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 3.05 and 3.07) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09 Cancellation by Security Registrar. All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Security Registrar shall be disposed of in accordance with the customary practices of the Security Registrar at the time in effect, and the Security Registrar shall not be required to destroy any such certificates. The Security Registrar shall upon request promptly deliver a certificate of disposition to the Trustee and the Company unless, by a Company Order, similarly delivered, the Company shall direct that canceled Securities be returned to it. The Security Registrar shall promptly deliver evidence of any cancellation of a Security in accordance with this Section 3.09 to the Trustee and the Company.

Section 3.10 Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, or any Tranche thereof, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months and for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period.

Section 3.11 Payment to Be in Proper Currency. In the case of the Securities of any series, or any Tranche thereof, denominated in any currency other than Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Securities as contemplated by Section 3.01, the obligation of the Company to make any payment of the principal thereof, or the premium or interest thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including, without limitation, the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its own gross negligence or willful misconduct.

Section 3.12 Extension of Interest Payment. The Company shall have the right at any time, so long as the Company is not in default in the payment of interest on the Securities of any series hereunder, to extend interest payment periods on all Securities of one or more series, if so specified as contemplated by Section 3.01 with respect to such Securities and upon such terms as may be specified as contemplated by Section 3.01 with respect to such Securities.

ARTICLE FOUR

REDEMPTION OF SECURITIES

Section 4.01 Applicability of Article. Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of such series or Tranche) in accordance with this Article.

Section 4.02 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate. Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, the Company shall, at least 20 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

Section 4.03 Selection of Securities to Be Redeemed. If less than all the Securities of any series, or any Tranche thereof, are to be redeemed and if the Securities are held in certificated form, the particular Securities to be redeemed shall be selected by the Trustee from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series, or, in the absence of any such provision, by lot and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or Tranche or any integral multiple thereof) of the principal amount of Securities of such series or Tranche of a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all or any principal amount of the Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities as to which such offer was made shall have been tendered to the Company for such purchase, the Trustee, if so directed by Company Order, shall select for redemption all or any principal amount of such Securities which have not been so tendered.

In the case of Securities held in book-entry form, the particular Securities to be redeemed shall be selected in accordance with the procedures of the applicable Depositary.

The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 4.04 Notice of Redemption. Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, notice of redemption shall be given in the manner provided in Section 1.06 to the Holders of the Securities to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, all notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price, or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given,

(c) if less than all the Outstanding Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part,

(d) that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 3.01 with respect to such Securities that such surrender shall not be required,

(f) whether the redemption is at the election of the Company, or is for a sinking or other fund, if such is the case,

(g) the CUSIP, ISIN, or other similar number or numbers, if any, assigned to such Securities; provided, however, that such notice may state that no representation is made as to the correctness of any or all of such numbers, in which case none of the Company, the Trustee or any agent of the Company or the Trustee shall have any liability in respect of the use of any such number on such notices, and the redemption of such Securities shall not be affected by any defect in or omission of such numbers, and

(h) such other matters as the Company shall deem desirable or appropriate.

Unless otherwise specified with respect to any Securities in accordance with Section 3.01, with respect to any notice of redemption of Securities at the election of the Company, unless, upon giving of such notice, such Securities shall be deemed to have been paid in accordance with Section 7.01, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the Redemption Price, together with accrued interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made. A failure by the Company to provide such moneys or make provision for the payment thereof shall not constitute an Event of Default under this Indenture. The Paying Agent or Agents for the Securities

otherwise to have been redeemed shall thereupon promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.

Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Security Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.

Section 4.05 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to accrue interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 3.01 with respect to such Security; and provided, further, that except as otherwise specified as contemplated by Section 3.01 with respect to such Security, any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 3.07.

Section 4.06 Securities Redeemed in Part. Upon the surrender of any Security which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE FIVE

SINKING FUNDS

Section 5.01 Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of any series, or any Tranche thereof, except as otherwise specified as contemplated by Section 3.01 for Securities of such series or Tranche.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series, or any Tranche thereof, is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series, or any Tranche thereof, is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, or any Tranche thereof, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 5.02. Each sinking fund payment shall be applied to the redemption of Securities of the series or Tranche in respect of which it was made as provided for by the terms of such Securities.

Section 5.02 Satisfaction of Sinking Fund Payments with Securities. The Company (a) may deliver to the Trustee Outstanding Securities (other than any previously called for redemption) of a series or Tranche in respect of which a mandatory sinking fund payment is to be made and (b) may apply as a credit Securities of such series or Tranche which have been redeemed either at the election of the Company pursuant to the terms of such Securities, at the election of the Holder thereof if applicable, or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities or the repurchase by the Company in the open market, by tender offer or otherwise, in each case in satisfaction of all or any part of such mandatory sinking fund payment with respect to the Securities of such series; provided, however, that no Securities shall be applied in satisfaction of a mandatory sinking fund payment if such Securities shall have been previously so applied. Securities so applied shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 5.03 Redemption of Securities for Sinking Fund. Not less than 20 days prior to each mandatory sinking fund payment date for the Securities of any series, or any Tranche thereof, the Company shall deliver to the Trustee an Officer’s Certificate specifying:

(a) the amount of the next succeeding mandatory sinking fund payment for such series or Tranche;

(b) the amount, if any, of the optional sinking fund payment to be made together with such mandatory sinking fund payment;

(c) the aggregate sinking fund payment;

(d) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by the payment of cash; and

(e) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by delivering and crediting Securities of such series or Tranche pursuant to Section 5.02 and stating the basis for such credit and that such Securities have not previously been so credited, and the Company shall also deliver to the Trustee any Securities to be so delivered.

If the Company shall have not delivered such Officer’s Certificate and, to the extent applicable, all such Securities, the next succeeding sinking fund payment for such series or Tranche shall be made entirely in cash in the amount of the mandatory sinking fund payment. Not less than 10 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 4.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 4.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 4.05 and 4.06.

ARTICLE SIX

COVENANTS

Section 6.01 Payment of Principal, Premium and Interest. The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.

Section 6.02 Maintenance of Office or Agency. Payment of the Securities of each series or any Tranche thereof, shall be made, and registration of transfer or exchange of such Securities may be effected, at the Place of Payment; notices and demands to or upon the Company in respect of such Securities and this Indenture may be served at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as its agent for all such purposes.

The Company may also from time to time designate one or more other offices or agencies with respect to the Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 1.06, of any such designation or rescission and of any change in the location of any such other office or agency.

Anything herein to the contrary notwithstanding, any office or agency designated pursuant to this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

Section 6.03 Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee in writing of any failure by the Company (or any other obligor on such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.

Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of any failure by it so to act.

The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any failure by the Company (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and

(c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article Seven; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as a Holder of an Outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

Section 6.04 Corporate Existence. Subject to the rights of the Company under Article Eleven, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 6.05 Maintenance of Properties. The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly conducted; provided however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business.

Section 6.06 Annual Officer’s Certificate as to Compliance. Not later than September 1 in each year, commencing September 1, 2026, the Company shall deliver to the Trustee an Officer’s Certificate, which need not comply with Section 1.02, executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture, and making any other statements as may be required by the provisions of Section 314(a)(4) of the Trust Indenture Act. Such Officer’s Certificate shall be in substantially the form attached hereto as Annex A, to the extent applicable.

Section 6.07 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in (a) Section 6.02 or any additional covenant or restriction specified with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 3.01 or by clause (b) of Section 12.01, if before the time for such compliance the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with Section 6.02 or such additional covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition and (b) Section 6.04, 6.05 or Article Eleven if before the time for such compliance the Holders of a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; but, in the case of (a) or (b), no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 6.08 Limitation on Liens. The Company will not, and will not permit any Subsidiary to, issue, assume, guarantee or permit to exist any Indebtedness secured by any lien on any Property of the Company or a Subsidiary, whether owned on the date that the Securities of any series are issued or thereafter acquired, without in any such case effectively securing the Outstanding Securities of such series (together with, if the Company shall so determine, any other Indebtedness of or guaranteed by the Company ranking equally with the Securities) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); provided, however, that the foregoing restriction shall not apply to the following permitted liens:

(a) pledges or deposits in the ordinary course of business, as well as those related to financial or other hedging obligations, and in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds;

(b) liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens, arising in the ordinary course of business;

(c) liens for property taxes being contested in good faith;

(d) liens consisting of permits, licenses, agreements, zoning restrictions, easements, rights in the nature of an easement, rights-of-way, public ways, reciprocal rights restrictions on the use of Property, and defects and irregularities in the title thereto, landlords’ liens and other similar rights in, or liens and encumbrances on, Property granted to or reserved by other Persons none of which, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or the value of such property for the purpose of such business;

(e) liens on any Property existing at the time of acquisition thereof (which liens may also extend to subsequent repairs, alterations and improvements to such Property);

(f) liens on Property existing at the time of acquisition thereof by the Company or a Subsidiary, or to secure any Indebtedness incurred by the Company or a Subsidiary prior to, at the time of, or within 270 days after the later of the acquisition, the completion of construction (including any improvements on any existing Property) or the commencement of commercial operation of the Property, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price or construction or improvements; provided, however, that in the case of any such acquisition, construction or improvement the lien shall not apply to any Property previously owned by the Company or a Subsidiary;

(g) liens, if any, in existence on the date of issuance of the first series of Securities issued under this Indenture;

(h) mortgages securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing or the District of Columbia, to finance the acquisition or construction of Property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations;

(i) other liens to secure Indebtedness so long as the amount of outstanding Indebtedness secured by liens pursuant to this clause (i) does not exceed 15% of the Company’s Tangible Assets; and

(j) liens granted in connection with extending, renewing, replacing or refinancing any of the Indebtedness (so long as there is no increase in the principal amount of the Indebtedness) described in the foregoing clauses (e) through (i) above.

In the event that the Company shall propose to pledge, mortgage or hypothecate any Property in respect of Indebtedness, other than as permitted by clauses (a) through (j) of the previous paragraph, the Company shall (prior thereto) give written notice thereof to the Trustee, who shall give notice to the Holders, and the Company shall, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the Outstanding Securities equally and ratably with such Indebtedness.

For purposes of Sections 6.08 and 6.09, “Indebtedness” means all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by the Company for the repayment of money borrowed. All indebtedness of others for money borrowed that is guaranteed as to payment of principal by the Company or in effect guaranteed by the Company through a contingent agreement to purchase such indebtedness for money borrowed shall for purposes of Sections 6.08 and 6.09 be deemed to be Indebtedness of the Company, but no other contingent obligation of the Company in respect of indebtedness for money borrowed or other obligations incurred by others shall for purposes of Sections 6.08 and 6.09 be deemed to be Indebtedness of the Company.

Section 6.09 Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into any Sale/Leaseback Transaction unless:

(a) the commitment by or on behalf of the purchaser in respect of such Sale/Leaseback Transaction is entered into or obtained prior to, concurrently with or within 12 months after the acquisition, the completion of construction (including any improvements on an existing Property) or the commencement of commercial operations of the Property; or

(b) the Company or any Subsidiary could otherwise grant a lien on the Property subject to such Sale/Leaseback Transaction as a permitted lien described in clauses (a) through (j) of Section 6.08. In determining whether the Company or a Subsidiary could have granted a lien on any such Property pursuant to clause (i) of Section 6.08, the amount of Indebtedness being secured shall be deemed to be equal to the amount capitalized, under generally accepted accounting principles, in respect of the lease involved in such Sale/Leaseback Transaction.

Section 6.10 Financial Statements. So long as any Securities of any series are Outstanding, the Company shall make available to the Holders audited annual and unaudited quarterly financial statements of the Company within 105 days after the end of the period covered by such financial statements either by posting such financial statements on a website (which may be a private website or any website maintained by the Commission, including EDGAR) or by delivering such financial statements through any other method as may be permitted by the procedures of the Depositary. For the avoidance of doubt, “financial statements” as used in this Section 6.10, shall include only a balance sheet, a statement of operations and a statement of cash flows, each prepared in accordance with generally accepted accounting principles (United States or, as may become applicable in the future, international), and such financial statements need not satisfy the requirements of Regulation S-X under the Securities Act of 1933, as amended, and, in the case of such statements that are unaudited, may be subject to year-end adjustments and may exclude detailed footnotes.

ARTICLE SEVEN

SATISFACTION AND DISCHARGE

Section 7.01 Satisfaction and Discharge of Securities. Any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

(a) money in an amount which shall be sufficient, or

(b) in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

(c) a combination of (a) or (b) which shall be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on or prior to Maturity; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Trustee as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

(x) if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 7.03; and

(y) if Eligible Obligations shall have been deposited, an Opinion of Counsel that the obligations so deposited constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof, and an opinion of an independent public accountant of nationally recognized standing, selected by the Company, to the effect that the requirements set forth in clause (b) above have been satisfied; and

(z) if such deposit shall have been made prior to the Maturity of such Securities, (i) an Officer’s Certificate stating the Company’s intention that, upon delivery of such Officer’s Certificate, its indebtedness in respect of such Securities or portions thereof will have been satisfied and discharged as contemplated in this Section, and (ii) an Opinion of Counsel to the effect that, as a result of a change in law occurring or a ruling of the United States Internal Revenue Service issued after the date of issuance of such Securities, the Holders of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, the Trustee shall, upon receipt of a Company Request, acknowledge in writing that the Security or Securities or portions thereof with respect to which such deposit was made are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Securities or portions thereof except that, for any reason, the Officer’s Certificate and Opinion of Counsel specified in clause (z) shall not have been delivered, such Securities or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefits of any of the covenants of the Company under Article Six (except the covenants contained in Sections 6.02 and 6.03) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 3.01, but the indebtedness of the Company in respect of such Securities or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose, and the Holders of such Securities or portions thereof shall continue to be entitled to look to the Company for payment of the indebtedness represented thereby; and, upon Company Request, the Trustee shall acknowledge in writing that the Company has delivered the items required by this Section 7.01 to the Trustee and therefore, by operation of this Indenture, such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture.

If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Security Registrar shall select such Securities, or portions of principal amount thereof, in the manner specified by Section 4.03 for selection for redemption of less than all the Securities of a series or Tranche.

In the event that Securities which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section do not mature and are not to be redeemed within the 60 day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.

Notwithstanding that any Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 3.04, 3.05, 3.06, 4.04, 5.03 (as to notice of redemption), 6.02, 6.03, 9.07, 9.09 and 9.15 and this Article Seven shall survive such satisfaction and discharge.

The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

Anything herein to the contrary notwithstanding, (a) if, at any time after a Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied or discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Security shall be subject to the provisions of the last paragraph of Section 6.03.

Section 7.02 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request, accompanied by an Officer’s Certificate and an Opinion of Counsel in compliance with Section 1.02 of this Indenture, cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) no Securities remain Outstanding hereunder; and

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

provided, however, that if, in accordance with the last paragraph of Section 7.01, any Security, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 3.04, 3.05, 3.06, 4.04, 5.03 (as to notice of redemption), 6.02, 6.03, 9.07, 9.09 and 9.15 and this Article Seven shall survive.

Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall assign, transfer and turn over to the Company, subject to the lien provided by Section 9.07, any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the Securities other than money and Eligible Obligations held by the Trustee pursuant to Section 7.03 and shall execute and deliver to the Company such instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence the satisfaction and discharge of this Indenture.

Section 7.03 Application of Trust Money. Neither the Eligible Obligations nor the money deposited pursuant to Section 7.01, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 6.03; provided, however, that, so long as there shall not have occurred and be continuing an Event of Default, any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request, be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 7.01 maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the principal of and interest on any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of any trust, lien or pledge under this Indenture except the lien provided by Section 9.07; provided, further, that, so long as there shall not have occurred and be continuing an Event of Default, any moneys held in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of any trust, lien or pledge under this Indenture except the lien provided by Section 9.07; and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held until such Event of Default shall have been waived or cured. The Company acknowledges that regulations of the Comptroller of the Currency of the United States grant the Company the right to receive brokerage confirmations of securities transactions as they occur. The Company specifically waives such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

ARTICLE EIGHT

EVENTS OF DEFAULT; REMEDIES

Section 8.01 Events of Default. “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events:

(a) failure to pay interest, if any, on any Security of such series within 30 days after the same becomes due and payable on an Interest Payment Date or at its Maturity; provided, however, that a valid extension of the interest payment period by the Company as permitted under Section 3.12 of this Indenture shall not constitute a failure to pay interest for this purpose; or

(b) failure to pay the principal of or premium, if any, on any Security of such series at its Maturity; or

(c) failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than such series) for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 33% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

(d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

(e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors; or

(f) any other Event of Default with respect to Securities of such series as shall have been specified in the terms thereof as contemplated by Section 3.01(o).

Section 8.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default due to the default in payment of principal of, or interest on, any series of Securities or due to the default in the performance or breach of any other covenant or warranty of the

Company applicable to the Securities of such series but not applicable to all Outstanding Securities shall have occurred and be continuing, either the Trustee or the Holders of not less than 33% in principal amount of the Securities of such series may then declare the principal amount (or, if any of the Securities of such series are Discount Securities, such portion of the principal amount as may be specified in the terms thereof as contemplated by Section 3.01) of all Securities of such series and interest accrued thereon to be due and payable immediately. If an Event of Default due to default in the performance of any other of the covenants or agreements herein applicable to all Outstanding Securities or an Event of Default specified in Section 8.01 (d) or (e) shall have occurred and be continuing, either the Trustee or the Holders of not less than 33% in principal amount of all Securities then Outstanding (considered as one class), and not the Holders of the Securities of any one of such series, may declare the principal of all Securities and interest accrued thereon to be due and payable immediately. As a consequence of each such declaration (herein referred to as a declaration of acceleration) with respect to Securities of any series, the principal amount (or portion thereof in the case of Discount Securities) of such Securities and interest accrued thereon shall become due and payable immediately.

At any time after such a declaration of acceleration with respect to Securities of any series shall have been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article provided, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay

(1) all overdue interest on all Securities of such series;

(2) the principal of and premium, if any, on any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

(3) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate or rates prescribed therefor in such Securities; and

(4) all amounts due to the Trustee under Section 9.07; and

(b) any other Event or Events of Default with respect to Securities of such series, other than the nonpayment of the principal of Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 8.13.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8.03 Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default described in clause (a) or (b) of Section 8.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the

Holders of the Securities of the series with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, to the extent permitted by law, interest on any overdue principal and interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 9.07.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series under the Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 8.04 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 9.07) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 9.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement,

adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.05 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 8.06 Application of Money Collected. Any money or other property collected by the Trustee pursuant to this Article and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a) First, to the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 9.07;

(b) Second, to the payment of the amounts then due and unpaid upon the Securities for principal of and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, if any, respectively; and

(c) Third, to the payment of the remainder, if any, to the Company or as a court of competent jurisdiction may direct.

Section 8.07 Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy under or with respect to this Indenture or the Securities, unless:

(a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(b) the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Securities to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture or the Securities, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 8.08 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Sections 3.07 and 3.12) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 8.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, and Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

Section 8.10 Rights and Remedies Cumulative. Except as otherwise provided in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 8.12 Control by Majority Holders of Securities. If an Event of Default shall have occurred and be continuing in respect of a series of Securities, the Holders of a majority in principal amount of the Outstanding Securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Securities, the Holders of a majority in aggregate principal amount of the Outstanding Securities of all such series, considered as one class, shall have the right to make such direction, and not the Holders of the Securities of any one of such series; and provided, further, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and (b) the Trustee may take any other action, deemed proper by the Trustee, which is not inconsistent with any such direction.

Section 8.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(a) in the payment of the principal of or premium, if any, or interest, if any, on any Security of such series, or

(b) in respect of a covenant or provision hereof which under Section 12.02 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 8.14 Undertaking for Costs. The Company and the Trustee agree, and each Holder by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of all series in respect of which such suit may be brought, considered as one class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 8.15 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE NINE

THE TRUSTEE

Section 9.01 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default, the duties of the Trustee shall be determined by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and any responsibilities specified with respect to an indenture trustee in the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee. For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined as an Event of Default which has occurred and is continuing.

(b) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) Notwithstanding anything contained in this Indenture to the contrary, the duties and responsibilities of the Trustee under this Indenture shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee under the provisions of the Trust Indenture Act. The same protections, exculpations and limitations on liability afforded to the Trustee will apply equally to any Agent, acting in its capacity as such, with respect to any series of Securities. For the purposes of Sections 315(b) and 315(d)(2) of the Trust Indenture Act, the term “responsible officer” is hereby defined as a Responsible Officer and the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller of the Trustee, or any other officer of the Trustee customarily performing functions similar to those performed by a Responsible Officer or any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 9.02 Notice of Defaults. The Trustee shall give notice of any default hereunder known to the Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner and to the extent provided by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 8.01(c), no such notice to Holders shall be given until at least 45 days after the occurrence thereof. For the purpose of this Section and clause (h) of Section 9.03, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

Section 9.03 Certain Rights of Trustee. Subject to the provisions of Section 9.01 and to the applicable provisions of the Trust Indenture Act:

(a) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, Officer’s Certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate or Opinion of Counsel;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be charged with knowledge of any default (as defined in Section 9.02) or Event of Default, as the case may be, with respect to the Securities of any series for which it is acting as Trustee unless either (1) a Responsible Officer of the Trustee shall have actual knowledge that such default or Event of Default, as the case may be, exists and constitutes a default or Event of Default under this Indenture or (2) written notice of such default or Event of Default, as the case may be, shall have been given in the manner provided in Section 1.05 hereof to the Trustee by the Company, any other obligor on such Securities or by any Holder of such Securities and such notice refers to such Securities and this Indenture;

(i) the parties hereto acknowledge in accordance with Section 326 of the Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with all such information as it may reasonably request in order to satisfy the requirements or its obligations under such act;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder; and

(k) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or willful misconduct. In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 9.04 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 9.05 May Hold Securities. Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 9.08 and 9.13, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 9.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

Section 9.07 Compensation and Reimbursement. The Company shall:

(a) pay to the Trustee from time to time such compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company and the Trustee shall agree in writing;

(b) except as otherwise expressly provided herein, reimburse the Trustee upon its request for reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to the Trustee’s own negligence, willful misconduct or bad faith; and

(c) indemnify the Trustee for, and hold it harmless from and against, any loss, liability, claim, damage or expense incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence, willful misconduct or bad faith.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, other than property and funds held in trust under Section 7.03 (except as otherwise provided in Section 7.03).

In addition to and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 8.01(d) or Section 8.01(e), the expenses (including the reasonable charges and expenses of its agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The provisions of this Section 9.07 shall survive the discharge of the Company’s obligation in respect of any Securities, including under Article Seven, the termination of this Indenture for any reason and the resignation or removal of any Trustee.

Section 9.08 Disqualification; Conflicting Interests. If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the fullest extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 9.09 Corporate Trustee Required: Eligibility. There shall at all times be a Trustee hereunder, which shall be

(a) a Corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, or

(b) if and to the extent permitted by the Commission by rule, regulation or order upon application, a Corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, eligible under this Article and the Trust Indenture Act. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section and the Trust Indenture Act, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 9.10 Resignation and Removal; Appointment of Successor.

(a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 9.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 9.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 9.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 9.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(2) the Trustee shall cease to be eligible under Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee with respect to all Securities or (y) subject to Section 8.14, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in Subsection (d) of this Section), with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 9.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 9.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 9.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities pursuant to Subsection (e) of this Section, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 9.11, the Trustee shall be deemed to have resigned as contemplated in Subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to Subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 9.11, all as of such date, and all other provisions of this Section and Section 9.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this Subsection (f).

(g) The Company (or, should the Company fail so to act promptly, the successor trustee at the expense of the Company) shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its corporate trust office.

Section 9.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to the Securities of all series, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien provided for in Section 9.07.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee, upon payment of all sums owed to it, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject nevertheless to its lien provided for in Section 9.07.

(c) Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all such rights, powers and trusts referred to in Subsection (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 9.12 Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 9.13 Preferential Collection of Claims Against Company. If the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor. For purposes of Section 311(b) of the Trust Indenture Act:

(a) the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 9.14 Co-trustees and Separate Trustees. At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(a) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder; and the Trustee shall not be personally liable by reason of any act or omission of any other such trustee hereunder; and

(e) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 9.15 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Corporation organized and doing business under the laws of the United States, any State or territory thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 3.08, 9.04 and 9.05 shall be applicable to each Authenticating Agent.

If an appointment with respect to the Securities of one or more series shall be made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

As Trustee

By
As Authenticating Agent

By

Authorized Signatory

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE TEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 10.01 Lists of Holders. Semiannually, not later than January 1 and July 1 in each year, commencing July 1, 2026 and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be provided by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar.

Section 10.02 Reports by Trustee and Company. Not later than June 15 in each year, commencing with the year 2026, the Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Securities are listed, a report, dated as of the next preceding May 15, with respect to any events and other matters described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent provided by the Trust Indenture Act. The Company shall notify the Trustee of the listing or delisting of any Securities on any securities exchange.

ARTICLE ELEVEN

CONSOLIDATION, MERGER, CONVEYANCE OR OTHER TRANSFER

Section 11.01 Company May Consolidate, etc. Only on Certain Terms. The Company shall not consolidate with or merge into any other Person, or convey or otherwise transfer or lease its properties and assets substantially as an entirety to any Person, unless

(a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or other transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 11.02 Successor Person Substituted. Upon any consolidation by the Company with or merger by the Company into any other Person or any conveyance, or other transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 11.01, the successor Person formed by such consolidation or into which the Company is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of and released from all obligations and covenants under this Indenture and the Securities Outstanding hereunder.

Section 11.03 Limitation. Nothing in this Indenture shall be deemed to prevent or restrict:

(a) any consolidation or merger after the consummation of which the Company would be the surviving or resulting entity,

(b) any consolidation of the Company with any other Person all of the outstanding voting securities of which are owned, directly or indirectly, by the Company; or any merger of any of such Persons into any other of such Persons; or any conveyance or other transfer, or lease, of its properties substantially as an entirety by any thereof to any other thereof,

(c) any conveyance or other transfer, or lease, of any part of the properties and/or assets of the Company which does not constitute the entirety, or substantially the entirety, of its properties and assets,

(d) the approval by the Company of, or the consent by the Company to, any consolidation or merger to which any direct or indirect subsidiary or affiliate of the Company may be a party or any conveyance, transfer or lease by any such subsidiary or affiliate of any of its properties or assets, or

(e) any other transaction not contemplated by Section 11.01.

ARTICLE TWELVE

SUPPLEMENTAL INDENTURES

Section 12.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article Eleven;

(b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power herein conferred upon the Company;

(c) to add any additional Events of Default with respect to all or any series of Securities Outstanding hereunder;

(d) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche Outstanding on the date of such indenture supplemental hereto in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only pursuant to the provisions of Section 12.02 hereof or when no Security of such series or Tranche remains Outstanding;

(e) to provide collateral security for all but not part of the Securities;

(f) to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 2.01 and 3.01;

(g) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee or co-trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 9.11(b);

(h) to provide for the procedures required to permit the Company to utilize, at its option, a noncertificated system of registration for all, or any series or Tranche of, the Securities;

(i) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served;

(j) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such other changes or additions shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect; or

(k) at the Company’s election, to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act if such qualification is required.

Section 12.02 Supplemental Indentures With Consent of Holders. With the consent of the Holders of a majority in aggregate principal amount of the Securities of a series then Outstanding under this Indenture by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of any such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each such series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall:

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.02, or change the coin or currency (or other property), in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Security (or, in the case of redemption, on or after the Redemption Date), without, in any such case, the consent of the Holder of such Security, or

(b) reduce the percentage in principal amount of the Outstanding Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 13.04 for quorum or voting, without, in any such case, the consent of the Holders of each Outstanding Security of such series or Tranche, or

(c) modify any of the provisions of this Section, Section 6.07 or Section 8.13 with respect to the Securities of any series, or any Tranche thereof, except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 9.11(b), 9.14 and 12.01(h).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or one or more Tranches thereof, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. A waiver by a Holder of such Holder’s right to consent under this Section shall be deemed to be a consent of such Holder.

Section 12.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 9.01) shall be fully protected in relying upon, an Opinion of Counsel (to be obtained at the Company’s expense) stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

Section 12.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

Section 12.05 Reserved.

Section 12.06 Reference in Securities to Supplemental Indentures. Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

Section 12.07 Modification Without Supplemental Indenture. If the terms of any particular series of Securities shall have been established in a Board Resolution or an Officer’s Certificate as contemplated by Section 3.01, and not in an indenture supplemental hereto, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or Officer’s Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or Officer’s Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or Officer’s Certificate shall be deemed to be a “supplemental indenture” for purposes of Sections 12.04 and 12.06.

ARTICLE THIRTEEN

MEETINGS OF HOLDERS; ACTION WITHOUT MEETING

Section 13.01 Purposes for Which Meetings May Be Called. A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

Section 13.02 Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting or a telephone conference of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 13.01, to be held at such time and at such place in the City of Cleveland, Ohio, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) If the Trustee shall have been requested to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of 33% in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 13.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series and Tranches in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Subsection (a) of this Section.

(c) Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

Section 13.03 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 13.04 Quorum; Action. The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 13.05(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 13.02(a) not less than 10 days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.

Except as limited by Section 12.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

Section 13.05 Attendance at Meetings, Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Securities before being voted.

(b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 13.02(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.

(d) At any meeting each Holder or proxy shall be entitled to one vote for each $1 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(e) Any meeting duly called pursuant to Section 13.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

Section 13.06 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.02 and, if applicable, Section 13.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 13.07 Action Without Meeting. In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 1.04.

ARTICLE FOURTEEN

IMMUNITY OF CERTAIN PARTIES

Section 14.01 Liability Solely Corporate. No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, organizer, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor Corporation (either directly or through the Company or a predecessor or successor Corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, organizer, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor Corporation, either directly or indirectly through the Company or any predecessor or successor Corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

FIRSTENERGY PENNSYLVANIA ELECTRIC COMPANY

By:	/s/ Steven R. Staub
Name: Steven R. Staub
Title: Vice President and Treasurer

Signature Page to FirstEnergy Pennsylvania Electric Company Indenture (For Unsecured Debt Securities)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Earl T. Hunt
Name: Earl T. Hunt
Title: Vice President

Signature Page to FirstEnergy Pennsylvania Electric Company Indenture (For Unsecured Debt Securities)

ANNEX A

Form of Annual Compliance Certificate

Certificate of FirstEnergy Pennsylvania Electric Company

Indenture (For Unsecured Debt Securities), dated as of March 19, 2026

Pursuant to Article Six, Section 6.06

Earl T. Hunt

U.S. Bank Trust Company, National Association

6000 Lombardo Center, 1st Floor

Cleveland, Ohio 44131

With respect to Article Six, Section 6.06 of the Indenture (For Unsecured Debt Securities) dated as of March 19, 2026, between FirstEnergy Pennsylvania Electric Company (the “Company”), a Pennsylvania corporation, and U.S. Bank Trust Company, National Association, Trustee (the “Indenture”), the undersigned, ______________, ____________________________ of the Company, certifies as follows:

1. I, or persons under my supervision or control, have read provisions of the Indenture containing conditions and covenants of the Company and the definitions contained in the Indenture; the nature and scope of the examination and investigation upon which the statements contained in this certificate are based are as follows: I, or persons under my supervision or control, have personally examined the records and books or consulted with officers or competent employees of the Company, FirstEnergy Corp. or their affiliates who have knowledge of the records and books of the Company for all matters appearing therein relevant to the statements contained in this certificate, have consulted with counsel as to any legal questions involved in connection with the statements contained in this certificate and, as to all other matters relevant to the statements contained in this certificate (except where the matters are within my own knowledge acquired through performance of my duties as an officer of the Company), have consulted with other officers or competent employees of the Company, FirstEnergy Corp. or their affiliates whose positions as officers or employees enabled them to obtain knowledge as to such matters; in my opinion, I have made such examination and investigation as is necessary to enable me to express an informed opinion as to whether the conditions and covenants contained in the Indenture have been complied with; and

2. To the best of my knowledge, the Company has complied during the preceding calendar year and is in compliance with all conditions and covenants under the Indenture without regard to any period of grace or requirement of notice provided under the Indenture.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this __ day of , 20__.

Name:
Title:

A-1